              SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


(  )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(XX)  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                  The Black & Decker Corporation

          (Name of Registrant as Specified In Its Charter)

                  The Black & Decker Corporation

          (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (Check the appropriate box):

(xx)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

* Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

( ) Filing Fee of $          was previously paid on           , 199 ,
    the date the Preliminary Proxy Statement was filed.

(Black & Decker logo appears here)

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 The 1995 Annual Meeting of Stockholders of The Black &
            Decker Corporation will be held at the Sheraton Baltimore North Hotel, 901 Dulaney Valley Road, Towson, Maryland, on April 25, 1995, at 11:00 a.m., for the following purposes:
            1. To elect nine directors to hold office until their successors are elected and qualified;
            2. To consider and approve The Black & Decker Corporation
               1995 Stock Option Plan for Non-Employee Directors;
            3. To ratify the selection of Ernst & Young LLP as
               independent public accountants for the Corporation for fiscal year 1995; and
            4. To transact such other business as may properly come
               before the meeting or any adjournment or adjournments thereof.
                 The Board of Directors has fixed the close of business
            on February 20, 1995, as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.
                 Please sign, date and return the enclosed Proxy, which
            is being solicited by the Board of Directors of the Corporation.
            By Order of the Board of Directors
            (Signature of Barbara B. Lucas appears here)
            Barbara B. Lucas
            Vice President -- Public Affairs
              and Corporate Secretary
            March 9, 1995
            PLEASE NOTE PROXY STATEMENT AND PROXY CARD
            It is important to you and to the Corporation that your shares be represented at the meeting, regardless of the number of shares you own. If you are unable to be present in person, we ask that you SIGN, DATE AND RETURN THE ENCLOSED PROXY IN FAVOR OF the election of the persons designated by the Board of Directors, the approval of the 1995 Stock Option Plan for Non-Employee Directors and the ratification of the selection of Ernst & Young LLP as independent public accountants.

PROXY STATEMENT
     The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the enclosed Proxy and Annual Report of The Black & Decker Corporation (the "Corporation"), including the consolidated financial statements of the Corporation for the fiscal year ended December 31, 1994, are first being mailed on or about March 9, 1995, to stockholders of record at the close of business on February 20, 1995 (the "Record Date"). The enclosed Proxy is being solicited by the Board of Directors of the Corporation in connection with the 1995 Annual Meeting of Stockholders to be held at the Sheraton Baltimore North Hotel, 901 Dulaney Valley Road, Towson, Maryland, on April 25, 1995, at 11:00 a.m. A stockholder giving a proxy may revoke it at any time prior to its exercise by signing another proxy bearing a later date or by giving the Secretary of the Corporation written notice prior to the meeting or oral or written notice at the meeting.
     The Corporation will supply proxies and proxy materials as requested to brokerage houses and other custodians, nominees, and fiduciaries for distribution to the beneficial owners of shares of the Corporation's capital stock and will reimburse them for their expenses in so doing. In addition to the use of the mails, proxy solicitations may be made by telephone and telecopy by employees of the Corporation and by representatives of D. F. King & Co., Inc., a proxy solicitation firm engaged by the Corporation to assist in the solicitation of proxies from brokers, institutional holders, nominees, and other stockholders. The cost of the firm's services, which is expected to be approximately $13,000 plus reimbursement of expenses, will be borne by the Corporation.
     The principal executive office of the Corporation is at 701 East Joppa Road, Towson, Maryland 21286 (telephone 410-716-3900).
VOTING SECURITIES
     On the Record Date, there were outstanding and entitled to vote 84,924,554 shares of common stock of the Corporation, par value $0.50 per share (the "Common Stock"), held by 19,709 stockholders of record, and 150,000 shares of Series B Cumulative Convertible Preferred Stock of the Corporation, without par value (the "Series B Stock"), all of which were held of record by Newell Investments Inc., a wholly owned subsidiary of Newell Co. ("Newell"). No shares of any other class of capital stock were outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter submitted to the stockholders for a vote at the meeting, and each share of Series B Stock outstanding on the Record Date is entitled to 42 1/3 votes on each matter submitted to the stockholders for a vote at the meeting. The shares of Common Stock and Series B Stock will vote together as a single class on all matters submitted to the stockholders for a vote at the meeting. The election of directors and all other matters submitted to a vote at the meeting will be decided by the vote of a majority of all votes cast in person or by proxy at the meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but for all purposes other than the proposal to approve the 1995 Stock Option Plan for Non-Employee Directors, abstentions will not be considered as votes cast in determining whether a matter has been approved by the stockholders. For purposes of the proposal to approve the 1995 Stock Option Plan for Non-Employee Directors, in accordance with the rules of the New York Stock Exchange, abstentions will be considered as votes cast and, therefore, will have the same effect as votes against the proposal. If a broker or other record holder or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter, except that such non-votes will be considered as votes cast and, therefore, will have the same effect as votes against the proposal to approve the 1995 Stock Option Plan for Non-Employee Directors.
     As of the Record Date, to the best of the Corporation's knowledge, no persons other than Newell, J.P. Morgan & Co. Incorporated, FMR Corp. and Loomis, Sayles & Company, L.P. beneficially owned more than five percent of the outstanding shares of Common Stock or Series B Stock.
     Based on the Schedule 13D, as amended, and other documents filed by Newell with the Securities and Exchange Commission, the Schedule 13G filed by J.P. Morgan & Co. Incorporated with the Securities and Exchange Commission, the
Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission, and the Schedule 13G filed by Loomis, Sayles & Company, L.P. with the Securities and Exchange Commission, as of the Record Date Newell and its wholly owned subsidiary, Newell Investments Inc., J.P. Morgan & Co. Incorporated, FMR Corp. and Loomis, Sayles & Company, L.P. beneficially owned the following shares of Common Stock and Series B Stock:
2

                                               TITLE OF            AMOUNT OF           PERCENT OF
                  NAME                           CLASS        BENEFICIAL OWNERSHIP       CLASS
Newell Co.                                   Common Stock        9,075,900 shares(1)        9.9%(2)
Newell Investments Inc.                      Series B
                                             Stock                 150,000 shares           100%
29 East Stephenson Street
Freeport, Illinois 61032
J.P. Morgan & Co. Incorporated               Common Stock        6,306,239 shares(3)        7.4%
60 Wall Street
New York, New York 10260
FMR Corp.(4)                                 Common Stock        5,367,616 shares(5)(6)      6.3%
82 Devonshire Street
Boston, Massachusetts 02109
Loomis, Sayles & Company, L.P. (7)           Common Stock        5,792,185 shares           6.8%
One Financial Center
Boston, Massachusetts 02111

     (1) Includes 6,350,000 shares of Common Stock issuable upon conversion of the shares of Series B Stock.
     (2) Assumes conversion of all of the shares of Series B Stock.
     (3) The Schedule 13G filed by J.P. Morgan & Co. Incorporated disclosed that virtually all of the shares of Common Stock reported therein are held in accounts for other persons.
     (4) The Schedule 13G filed by FMR Corp. included Edward C. Johnson 3d as a reporting person and disclosed that Mr. Johnson is Chairman of FMR Corp.
     (5) Includes 4,873,300 shares of Common Stock, or 5.7% of the outstanding shares of Common Stock, owned by Fidelity Magellan Fund, an investment company registered under the Investment Company Act of 1940.
     (6) Includes 5,325,868 shares of Common Stock, or 6.3% of the outstanding shares of Common Stock, beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940.
     (7) Loomis Sayles is an investment adviser registered under the Investment Advisers Act of 1940. Of the shares shown as beneficially owned by Loomis Sayles, it has sole voting power with respect to 2,360,977 shares of Common Stock and shared dispositive power with respect to 5,792,185 shares of Common Stock.
     In connection with the acquisition of the Series B Stock in September 1991, Newell entered into a 10-year standstill agreement that includes, among other things, provisions limiting certain actions by Newell in respect of the Corporation and provisions generally restricting to 15% Newell's equity interest in the Corporation. The agreement also provides that, during the term of the agreement, Newell shall vote its shares of Common Stock and Series B Stock in accordance with the recommendation of the Board of Directors of the Corporation or, in the absence of a recommendation, in the same proportion as the votes cast by all other holders of the Corporation's capital stock, except with respect to the election of individuals proposed by Newell to serve as members of the Board of Directors in accordance with the agreements between the Corporation and Newell and with respect to matters as to which a class vote is provided. In connection with the transfer by Newell to Newell Investments Inc. of the shares of Common Stock and Series B Stock owned by Newell, Newell Investments Inc. also agreed to be bound by the terms and conditions of the standstill agreement. In accordance with the terms of the agreements between the Corporation and Newell,
M. Cabell Woodward, Jr. has been proposed by Newell as a director of the Corporation.
                                                                               3

ELECTION OF DIRECTORS
     Nine directors will be elected to hold office until their successors are elected and qualified. Unless otherwise specified, the proxies received will be voted for the election of the following persons:

(Photo of           NOLAN D. ARCHIBALD
Nolan D. Archibald  CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
appears             THE BLACK & DECKER CORPORATION
here)               Mr. Archibald received an undergraduate degree from Weber State University in 1968 and a master of business administration degree from the Harvard Graduate School of Business in 1970. After serving in various executive positions with Conroy, Inc., Mr. Archibald became vice president of marketing for the
                    Airstream Division of Beatrice Companies, Inc. in 1977. His subsequent positions at Beatrice included president of Del Mar Window Coverings, president of Stiffel Lamp Company, and president of the Home
                    Products Division. In 1983, Mr. Archibald was elected a senior vice president of Beatrice and president of the Consumer & Commercial Products Group. He left Beatrice and was elected president and chief operating officer of the Corporation in September 1985; he was elected chief executive officer of the
                    Corporation in March 1986. Since that time, Mr. Archibald has been elected to the additional position of chairman of the Board of the Corporation.
                    Mr. Archibald, who is 51, was first elected a director of the Corporation in September 1985. He also serves as a director of ITT Corporation and as a trustee of The Johns Hopkins University.

(Photo of           BARBARA L. BOWLES
Barbara L. Bowles   PRESIDENT AND CHIEF EXECUTIVE OFFICER
appears here)       THE KENWOOD GROUP, INC.
                    Ms. Bowles received an undergraduate degree from Fisk University in 1968 and a master of business administration degree from the University of Chicago in 1971. Following graduation, she held various positions at First National Bank of Chicago, including vice president of trust investments. From 1981 to
                    1984, Ms. Bowles was assistant vice president and director of investor relations for Beatrice Companies,
                    Inc. In 1984, she joined Kraft, Inc., where she served as corporate vice president until 1989. Ms. Bowles is currently president of The Kenwood Group, Inc., an equity advisory firm that she founded in 1989.
                    Ms. Bowles, who is 47, was first elected a director of the Corporation in July 1993. She also serves as a director of Hyde Park Bank and Trust Company, the Chicago Urban League, and the Children's Memorial
                    Hospital of Chicago.

4

(Photo of           MALCOLM CANDLISH
Malcolm Candlish    CHAIRMAN AND CHIEF EXECUTIVE OFFICER
appears here)       FIRST ALERT, INC.
                    Mr. Candlish received an undergraduate degree from the London School of Economics in 1956. After holding marketing positions with the Beecham Group in London and Brazil and with Colgate-Palmolive in New York,
                    Mr. Candlish worked for McKinsey & Company, Inc. from 1965 to 1977 in locations around the world, including New York, Melbourne, Sydney, Cleveland, and Toronto. He was elected a partner of McKinsey in
                    1971. From 1977 to 1983, he held various positions with Wilson Sporting Goods, including vice president and general manager of the International Division, senior vice president of marketing, and president. He then served six years as president and chief executive officer of Samsonite Corporation. In 1989, Mr.
                    Candlish joined Sealy, Inc. as president and chief operating officer, and shortly thereafter was named chief executive officer and chairman of the board. In 1992, Mr. Candlish left Sealy, Inc. and was appointed chairman of the board and chief executive officer of First Alert, Inc., a manufacturer of home safety products.
                    Mr. Candlish, who is 59, was first elected a director of the Corporation in December 1991. He also serves as a director of First Alert, Inc., Dr. Pepper/Seven Up Companies, Inc., The Stiffel Company, and
                    American Mutual Life Assurance Company.

(Photo of           ALONZO G. DECKER, JR.
Alonzo G. Decker,   HONORARY CHAIRMAN OF THE BOARD
Jr. appears         THE BLACK & DECKER CORPORATION
here)               Mr. Decker was first employed by the Corporation in 1922. In 1929, he received a degree in electrical engineering from Cornell University and joined the Corporation on a full-time basis in 1930, concentrating most of his activities in engineering, research, and manufacturing. In 1940, Mr. Decker was elected a director of the Corporation and became vice president of manufacturing. He became executive vice president in 1956 and, in 1960, was elected president of the Corporation. He became chief executive officer in 1964 and, in 1968 while continuing as president and chief executive officer, was elected chairman of the board. Mr. Decker relinquished his positions as president in 1972, as chief executive officer in 1975, and as chairman of the board in 1979. He continues to serve the Corporation on a part-time basis in an advisory and consulting capacity.
                    Mr. Decker, who is 87, serves as a trustee of The Maryland Institute, College of Art. He also serves as a member of the Board of Visitors and Governors of Washington College and as a trustee emeritus of The
                    Johns Hopkins University.

                                                                               5

(Photo of           ANTHONY LUISO
Anthony Luiso       CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
appears here)       INTERNATIONAL MULTIFOODS CORPORATION
                    Mr. Luiso received an undergraduate degree from Iona College in 1967 and a master of business administration degree in 1982 from the University of Chicago. Upon graduation from college, he was employed by Arthur Andersen & Co. and, in 1971, joined Beatrice Companies, Inc. Mr. Luiso held various positions at Beatrice, including president and chief operating officer of the International Food Division and president and chief operating officer of Beatrice U.S. Food. Mr. Luiso left Beatrice in 1986 to become group vice president and chief operating officer of the Foodservice Group of International
                    Multifoods Corporation and currently serves as chairman of the board, president and chief executive officer of that corporation.
                    Mr. Luiso, who is 51, was first elected a director of the Corporation in November 1988. He also serves as a director of Mac Frugal's Bargains (Bullet) Close-Outs Inc. and the Science Museum of Minnesota.

(Photo of           J. DEAN MUNCASTER
J. Dean Muncaster   PRESIDENT
appears here)       ENVIRONMENTAL TECHNOLOGIES INTERNATIONAL INC.
                    Mr. Muncaster received an undergraduate degree from the University of Western Ontario in 1956 and a master of business administration degree in 1957 from Northwestern University. He joined Canadian Tire
                    Corporation, Limited in 1957, which named him a vice president in 1963 and president and chief executive officer in 1966. Mr. Muncaster retired from Canadian Tire in 1985, and worked as a consultant with his own firm until 1989, when he joined Canadian Corporate Funding Limited as vice chairman. In 1990, he led the acquisition by management and institutional investors of Bargain Harolds Discount Limited, a Canadian chain of general merchandise discount stores. Mr. Muncaster served in various capacities at Bargain
                    Harolds, including chairman of the board and chief executive officer. In 1992, Price Waterhouse Limited was appointed as receiver-manager of the business of Bargain Harolds. In September 1993, Mr. Muncaster
                    became president of Environmental Technologies International Inc., a supplier of technologies, equipment, and products to municipal and industrial customers in the environmental protection and pollution control fields in the United States and Canada.
                    Mr. Muncaster, who is 61, was first elected a director of the Corporation in 1973. He also serves as a director of Renaissance Energy Limited and Stelco Inc.

(Photo of           LAWRENCE R. PUGH
Lawrence R. Pugh    CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
appears here)       VF CORPORATION
                    Mr. Pugh received an undergraduate degree from Colby College in 1956. After serving in various capacities with Hamilton Beach Company and Ampex Corporation, Mr. Pugh joined the Samsonite Luggage division of
                    Beatrice Companies, Inc. in 1972. He subsequently served as director of marketing and vice president of marketing until his election as president of that division in 1975. In 1980, Mr. Pugh joined VF
                    Corporation, an international apparel company, as president and a director. In 1982, Mr. Pugh was designated chief executive officer of VF Corporation and, in 1983, was named to the additional post of chairman of the board.
                    Mr. Pugh, who is 62, was first elected a director of the Corporation in 1985. He also serves as a director of Meridian Bancorp., Inc. and Unum Insurance Co. and is chairman of the board of trustees of
                    Colby College and chairman of the board of Reading Hospital.

6

(Photo of           MARK H. WILLES
Mark H. Willes      VICE CHAIRMAN
appears here)       GENERAL MILLS, INC.
                    Mr. Willes received an undergraduate degree from Columbia College in 1963 and a doctorate from Columbia
                    Graduate School of Business in 1967. He was Assistant Professor of Finance and Visiting Lecturer at the
                    Wharton School of Finance and Commerce of the University of Pennsylvania from 1967 to 1971. In 1971, Mr.
                    Willes joined the Philadelphia Federal Reserve Bank, where he held a number of positions, including director of research and first vice president. He was president of the Federal Reserve Bank of
                    Minneapolis from 1977 to 1980. Mr. Willes joined General Mills, Inc. in 1980 as executive vice president and chief financial officer, was elected president, chief operating officer, and a director of General
                    Mills in 1985, and was elected vice chairman of the board in 1992.
                    Mr. Willes, who is 53, was first elected a director of the Corporation in 1990. He also serves as a director of The Talbots, Inc. and Ryder System, Inc.

(Photo of           M. CABELL WOODWARD, JR.
M. Cabell Woodward, RETIRED VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER
Jr. appears         ITT CORPORATION
here)               Mr. Woodward received an undergraduate degree from Princeton University in 1951 and a master of business administration degree from New York University in 1962. He began his career as a financial officer at
                    Hanover Bank. In 1961, he joined Continental Baking Company as assistant treasurer and was later elected vice president -- finance and a director. He was elected executive vice president of Continental in 1969 and later that year was named president and chief executive officer. In 1978, Mr. Woodward became executive vice president and chief financial officer of ITT Corporation. Two years later, he was elected a director and, in 1985, was elected a vice chairman and served in that capacity until his retirement in
                    February 1993.
                    Mr. Woodward, who is 66, was first elected a director of the Corporation in April 1993. He also serves as a director of Melville Corporation and Capital Cities/ABC, Inc.

BOARD OF DIRECTORS
     COMPENSATION OF DIRECTORS. Directors who are not officers of the Corporation receive a retainer fee of $30,000 annually for service on the Board of Directors, including service on Board committees. Directors also receive a fee of $1,000 for each Board or Board committee meeting attended and are reimbursed for expenses incurred in connection with attendance. In addition, the chairman of each of the Board committees receives an annual retainer fee of $3,000. Each director has the option to defer all or part of the annual retainer and meeting attendance fees. During the deferral period, interest accrues monthly for the benefit of the director on the deferred amount at the rate earned on employee contributions to the Income Fund of The Black & Decker Retirement Savings Plan. The Corporation provides $100,000 of term life insurance for each director who is not an employee of the Corporation and $200,000 of accident insurance coverage during each day that a director is traveling in connection with the Corporation's business. The Corporation also has an agreement with Mr. Decker pursuant to which Mr. Decker is retained as a part-time employee/consultant at an annual rate of $150,000 to provide consulting and advisory services as the Board of Directors or the president of the Corporation may request.
     The Board of Directors may designate a retired director as a director emeritus for a period of one year for each of the first three years following the director's retirement. A director emeritus is a director for all purposes, except that he or she (a) is not counted for quorum purposes, (b) may not vote, and (c) receives an annual retainer fee of $15,000 instead of $30,000. The Corporation provides retirement benefits in an amount equal to one-half of the annual retainer on the date the director's service terminates to a director who retires after having served for five or more years and who has not accepted election as a director emeritus. The retirement benefit is paid in monthly installments to the director or the director's surviving spouse until (a) the number of monthly payments made equals the number of months of service by the director, (b) 120 monthly payments have been made, or (c) the last day of the month following the death of the individual entitled to the payments, whichever occurs first. The retirement benefit is based only on service as a non-employee director.
     During 1994, the Board of Directors held five meetings, and all directors attended more than 75% of the total number of meetings of the Board and Board committees on which they served.
     COMMITTEES. The Board of Directors currently has four standing committees:
Executive, Organization, Audit, and Finance. On April 26, 1994, the Corporate Pension Committee was eliminated and its functions were transferred to the Finance Committee.
     EXECUTIVE COMMITTEE. The Executive Committee, which is currently composed of Alonzo G. Decker, Jr. (Chairman), Nolan D. Archibald, Anthony Luiso, J. Dean Muncaster, and Lawrence R. Pugh, did not meet during 1994. The Executive Committee meets when required on short notice during intervals between meetings of the Board of Directors and has authority to exercise all of the powers of the Board of Directors in the management and direction of the affairs of the Corporation, subject to specific directions of the Board of Directors and subject to the limitations of the Maryland General Corporation Law.
     ORGANIZATION COMMITTEE. The Organization Committee, which is currently composed of Lawrence R. Pugh (Chairman), Anthony Luiso, and Mark H. Willes, met five times during 1994. Its functions include reviewing on a continuing basis the Corporation's management structure and performance, nominating annually a slate of officers and members of the standing committees of the Board of Directors, reviewing and recommending the election and removal of officers, reviewing annually the job performance of the elected officers, reviewing and recommending salaries and benefits for key corporate officers, administering the Corporation's incentive compensation plans, and acting as the Stock Option Committee to administer the Corporation's stock option plans.
     The Organization Committee also reviews and recommends changes in Board composition, handles problems of continuing fitness of individual directors, recommends candidates for election to the Board of Directors to fill vacancies between annual meetings of stockholders, and proposes to the Board of Directors a slate of nominees for submission to the stockholders for election as directors at the annual meeting of stockholders. In performing its nominating function, the Organization Committee will consider nominees
8
recommended by stockholders. Recommendations should be submitted in writing to the Secretary of the Corporation before October 1 of each calendar year and must include a description of the proposed nominee's qualifications, other relevant biographical data, and an indication of the consent of the proposed nominee to serve as a director of the Corporation if elected.
     AUDIT COMMITTEE. The Audit Committee, which is currently composed of J. Dean Muncaster (Chairman), Barbara L. Bowles, Malcolm Candlish, and M. Cabell Woodward, Jr., met three times during 1994. Its functions include making recommendations to the Board of Directors regarding the selection of independent accountants, approving the selection of and change in the independent accountants selected by the subsidiaries, conferring with the independent accountants and reviewing the scope and the fees of their prospective annual audit and the results of their work, reviewing the Corporation's consolidated financial statements, serving as a channel of communications between the Board of Directors, management and the independent accountants, reviewing the adequacy of the Corporation's internal auditing, accounting, and financial controls and procedures, and approving the nature and scope of non-audit services performed by the independent accountants.
     FINANCE COMMITTEE. The Finance Committee, which is currently composed of Anthony Luiso (Chairman), Mark H. Willes, Malcolm Candlish, and M. Cabell Woodward, Jr., met five times during 1994. Its functions include reviewing the financial policies and procedures of the Corporation, reviewing operating and financial results, considering corporate financing and the issuance and sale of the Corporation's securities, reviewing capital expenditure and operating budgets, approving certain capital expenditures and borrowings having a term in excess of one year, making recommendations to the Board of Directors on dividends, reviewing certain acquisitions and dispositions of real estate, reviewing foreign currency movements and exposures, and considering the acquisition or disposition of major assets and mergers, and generally overseeing the pension plans of the Corporation and its subsidiaries.
     NOMINATION OF DIRECTORS. The Corporation's By-Laws provide that only persons nominated in accordance with the following procedures shall be eligible for election as directors at the meeting. Nominations of persons for election as directors may be made at the meeting by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth below.
     Nominations, other than those made by or at the direction of the Board, shall be made pursuant to written notice delivered to or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received not later than the close of business on the 15th day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made, whichever first occurred. The notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director,
(i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as a director of the Corporation.
     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and the defective nomination shall be disregarded.
                                                                               9

     SECTION 16. Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than 10% of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange, and the Corporation. Based solely on its review of the copies of the forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Corporation believes that, with respect to transactions required to have been reported in 1994 or on a Form 5 for the year ended December 31, 1994, all filing requirements were complied with on a timely basis.
SECURITY OWNERSHIP OF MANAGEMENT
     The following table presents information, as of the Record Date, about the number of shares of Common Stock beneficially owned by each of the directors and named executive officers of the Corporation and by all current directors and executive officers of the Corporation as a group. Other than Mr. Archibald, who beneficially owns 2.4% of the shares of Common Stock, each of the named directors and executive officers beneficially owns less than 1% of the shares of Common Stock. All current directors and executive officers as a group beneficially own 3.6% of the shares of Common Stock. These figures include shares of Common Stock that executive officers have the right to acquire within 60 days of the date of this Proxy Statement pursuant to the exercise of stock options. None of the shares of Series B Stock are beneficially owned by directors or executive officers of the Corporation.

                                                     NUMBER OF SHARES
                                                       BENEFICIALLY
                      NAME                                OWNED
Nolan D. Archibald                                       2,027,449(1)
Barbara L. Bowles                                            1,000
Malcolm Candlish                                             1,350(2)
Alonzo G. Decker, Jr.                                      326,386(3)
Raymond A. DeVita                                           69,813(4)
Gary T. DiCamillo                                           85,267(5)
Dennis G. Heiner                                           181,118(6)
Anthony Luiso                                                5,000
J. Dean Muncaster                                            2,600(7)
Lawrence R. Pugh                                               500
Roger H. Thomas                                             97,868(8)
Mark H. Willes                                               4,330(9)
M. Cabell Woodward, Jr.                                      4,000
All Directors and Executive
  Officers as a Group (21 persons)                       3,076,689(10)

     (1) Of the total number of shares shown as owned by Mr. Archibald, 1,990,000 shares represent the number of shares Mr. Archibald has the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans, 2,002 shares are held for the account of Mr. Archibald under The Black & Decker Retirement Savings Plan, and 15,240 shares are held by a family partnership over which Mr. Archibald has voting and investment power.
     (2) The shares shown as owned by Mr. Candlish are owned by a revocable trust over which Mr. Candlish has voting and investment power in his capacity as a settlor and a trustee.
     (3) Of the total number of shares shown as owned by Mr. Decker, 136 shares are held for the account of Mr. Decker under The Black & Decker Retirement Savings Plan, 3,339 shares are held directly by Mr. Decker's spouse, and 150,000 shares are held by two trusts of which Mr. Decker is one of two trustees.
     (4) Of the total number of shares shown as owned by Mr. DeVita, 15,942 shares are held for the account of Mr. DeVita under The Black & Decker Retirement Savings Plan and 50,000 shares represent the number of shares Mr. DeVita has the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans.
     (5) Of the total number of shares shown as owned by Mr. DiCamillo, 745 shares are held for the account of Mr. DiCamillo under The Black & Decker Retirement Savings Plan and 80,500 shares represent the number of shares Mr. DiCamillo has the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans.
     (6) Of the total number of shares shown as owned by Mr. Heiner, 1,449 shares are held for the account of Mr. Heiner under The Black & Decker Retirement Savings Plan and 175,000 shares represent the number of shares Mr. Heiner has the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans.
10

     (7) Of the total number of shares shown as owned by Mr. Muncaster, 2,000 shares are held by a private holding company over which Mr. Muncaster has voting and investment power.
     (8) Of the shares shown as owned by Mr. Thomas, 90,100 shares represent the number of shares Mr. Thomas has the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans.
     (9) Of the total number of shares shown as owned by Mr. Willes, 4,230 shares are owned jointly with his spouse and 100 shares are owned by Mr. Willes' son, who shares his same household.
     (10) Of the total number of shares shown as owned by all directors and executive officers as a group, 27,369 shares are held for the account of the executive officers under The Black & Decker Retirement Savings Plan and 2,630,280 shares represent the number of shares executive officers have the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans.
     The information provided in the above chart is based on information received from the directors and executive officers. The inclusion of shares in the table is not an admission of beneficial ownership by the director or executive officer next to whose name the shares appear. Unless otherwise indicated in a footnote to the table, the named director or executive officer held sole voting and investment power over the shares.
     In 1993, the Board of Directors adopted a stock ownership policy for the Corporation's executive officers. The primary purpose of the policy is to strike a balance between the objectives of stock ownership and individual financial planning. The policy provides for a minimum share ownership target that ranges from shares having a market value of one times an executive officer's base salary to four times the base salary of the chairman, president and chief executive officer. Until the minimum share ownership target is met, an executive officer is expected to retain at least 50% of the net shares received under The Black & Decker Performance Equity Plan (the "PEP") and upon exercise of stock options under the Corporation's stock option plans. The policy does not apply to executive officers who have attained the age of 60.
                                                                              11

EXECUTIVE COMPENSATION
     The following tables and related text summarize, in accordance with the regulations of the Securities and Exchange Commission, the Corporation's compensation of its executive officers.
SUMMARY COMPENSATION
     The following table summarizes certain information regarding the Corporation's compensation of its chief executive officer and certain of its executive officers whose total annual salary and bonus for fiscal year 1994 exceeded $100,000.

                                                                               LONG-TERM COMPENSATION
                                               ANNUAL COMPENSATION             AWARDS
                                                                  OTHER      SECURITIES                      ALL
                                                                  ANNUAL     UNDERLYING                     OTHER
                                                                 COMPEN-      OPTIONS/       PAYOUTS       COMPEN-
 NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS       SATION        SARS       LTIP PAYOUTS     SATION
Nolan D. Archibald               1994    $825,000    $740,000    $123,157(A)        --       $494,759      $20,444 (B)
Chairman, Chief Executive        1993     825,000     650,000    157,288 (C)        --             --       20,708 (D)
Officer and President            1992     825,000     350,000    247,104 (E)   860,000(F)          --        4,531 (G)
Gary T. DiCamillo                1994     335,000     250,000     24,248 (H)    15,000        109,229        5,017 (I)
Group Vice President             1993     293,333     200,000     21,971 (H)    75,000             --        5,211 (J)
                                 1992     255,000     130,000     26,398 (H)        --             --        1,893 (K)
Raymond A. DeVita                1994     345,000     195,000    164,261 (L)    10,000        167,074       16,798 (M)
Executive Vice President         1993     345,000     155,000     31,199 (N)        --             --       16,604 (O)
                                 1992     326,667      32,000     35,438 (N)        --             --        4,531 (P)
Dennis G. Heiner                 1994     330,000     200,000     26,598 (Q)        --        169,643        9,959 (R)
Executive Vice President         1993     330,000     175,000     41,011 (Q)        --             --       11,085 (S)
                                 1992     330,000     120,000    258,823 (T)        --             --        4,531 (U)
Roger H. Thomas(V)               1994     329,286     171,929    312,149 (W)     9,000        136,549           --
Group Vice President             1993     300,700     147,297     12,911 (X)        --             --           --
                                 1992     339,931     110,000     61,843 (Y)        --             --           --

     (A) Includes perquisites and other personal benefits of $59,087. The perquisites and other personal benefits included personal use of the Corporation's plane at an approximate cost to the Corporation of $31,832 and reimbursement for financial counseling fees of $18,578.
     (B) Includes $2,970 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, and $17,474 in life insurance premiums paid by the Corporation.
     (C) Includes perquisites and other personal benefits of $58,066. The perquisites and other personal benefits included personal use of the Corporation's plane at an approximate cost to the Corporation of $33,400 and reimbursement for financial counseling fees of $16,669.
     (D) Includes $4,670 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, and $16,038 in life insurance premiums paid by the Corporation.
     (E) Includes $156,250 paid in connection with Mr. Archibald's surrender of 500,000 stock appreciation rights ("SARs"). In addition, the Corporation provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of perquisites and other personal benefits received by Mr. Archibald in fiscal year 1992 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
     (F) Mr. Archibald received two separate stock option grants in 1992. The first grant of 500,000 stock options was made following the Corporation's request that he surrender 500,000 stock appreciation rights granted in 1989. Upon surrender of the stock appreciation rights, Mr. Archibald was granted 500,000 stock options and was paid $156,250 representing the difference in value between the stock option exercise price of $21.1875 and the stock appreciation base value of $20.8750. This exchange enabled the Corporation to avoid an unfavorable charge against earnings under current accounting principles. The second grant of 360,000 stock options was a special five-year grant that, together with a grant of 750,000 stock options in 1991, was awarded in lieu of any base salary increase for a period of at least four years from the date of his last increase. Mr. Archibald will receive no additional stock option grants before 1996.
     (G) Represents contributions by the Corporation to The Black & Decker Retirement Savings Plan.
12

     (H) In addition, the Corporation also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. DiCamillo in fiscal year 1994, 1993 and 1992 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
     (I) Includes $1,485 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, and $3,532 in life insurance premiums paid by the Corporation.
     (J) Includes $2,335 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, and $2,876 in life insurance premiums paid by the Corporation.
     (K) Represents contributions by the Corporation to The Black & Decker Retirement Savings Plan.
     (L) Includes perquisites, other personal benefits and reimbursement for moving expenses of $99,773. The reimbursement for moving expenses totalled $96,548.
     (M) Includes $2,970 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, and $13,828 in life insurance premiums paid by the Corporation.
     (N) In addition, the Corporation also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. DeVita in fiscal year 1993 and 1992 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
     (O) Includes $4,670 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, and $11,934 in life insurance premiums paid by the Corporation.
     (P) Represents contributions by the Corporation to The Black & Decker Retirement Savings Plan.
     (Q) In addition, the Corporation also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. Heiner in fiscal year 1994 and 1993 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
     (R) Includes $2,970 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, and $6,989 in life insurance premiums paid by the Corporation.
     (S) Includes $4,670 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, and $6,415 in life insurance premiums paid by the Corporation.
     (T) Includes perquisites, other personal benefits and reimbursement for moving expenses that exceeded 10% of the amount reported in the Salary and Bonus columns. The reimbursement for moving expenses totalled $156,110.
     (U) Represents contributions by the Corporation to The Black & Decker Retirement Savings Plan.
     (V) Except for the amounts shown in the Bonus column of the table and as otherwise indicated in this Proxy Statement, amounts for Mr. Thomas, who was paid in pounds sterling and Singapore dollars, are calculated based on the Corporation's weighted average exchange rate for accounting purposes for the applicable period.
     (W) Includes perquisites, other personal benefits and reimbursement for moving expenses of $302,615. The perquisites and other personal benefits include club dues and membership fees of $97,070, primarily composed of a transferable initial membership fee incurred in connection with Mr. Thomas' relocation from the United Kingdom to Singapore at the request of the Corporation. The membership fee is recoverable for the benefit of the Corporation upon transfer at the market value of the membership at the time of transfer.
     (X) In addition, the Corporation also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. Thomas in fiscal year 1993 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
     (Y) Includes perquisites and other personal benefits, which exceeded 10% of the amounts reported in the Salary and Bonus columns. The perquisites included $36,299 paid by the Corporation in connection with Mr. Thomas' use of a company car.
                                                                              13

OPTION/SAR GRANTS IN LAST FISCAL YEAR
     The following table sets forth certain information with respect to grants made by the Corporation of stock options to named executive officers pursuant to the Corporation's stock option plans during fiscal year 1994. No SARs were granted to executive officers during fiscal year 1994.

                                                                                           POTENTIAL REALIZED
                                                                                                VALUE AT
                                  INDIVIDUAL GRANTS                                       ASSUMED ANNUAL RATES
                         NUMBER OF                                                                 OF
                         SECURITIES          % OF TOTAL                                       STOCK PRICE
                         UNDERLYING     OPTIONS/SARS GRANTED    EXERCISE                      APPRECIATION
                        OPTIONS/SARS        TO EMPLOYEES        OR BASE     EXPIRATION      FOR OPTION TERM
        NAME             GRANTED(A)        IN FISCAL YEAR        PRICE         DATE          5%         10%
Nolan D. Archibald         --                --                    --           --           --          --
Gary T. DiCamillo          15,000                2.0%           $22.5625    10/19/2004    $212,842    $539,382
Raymond A. DeVita          10,000                1.3              23.375     12/7/2004     147,004     372,537
Dennis G. Heiner           --                --                    --           --           --          --
Roger H. Thomas             9,000                1.2               22.50    10/19/2004     127,351     322,733

    (A) The referenced stock options have an exercise price equal to the fair market value of the Common Stock on the date of grant as defined in the underlying stock option plan, and become exercisable in four equal annual installments commencing 12 months after the date of grant.
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
    The following table sets forth certain information with respect to the exercise of stock options and SARs by the Corporation's named executive officers during fiscal year 1994 and information concerning the number and value of unexercised stock options at December 31, 1994. The value of unexercised stock options is based on the closing price per share of Common Stock of $23.75 on December 30, 1994, the last trading day of fiscal year 1994. As of that date no SARs were outstanding.

                                                              NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                                 OPTIONS/SARS AT                   OPTIONS/SARS AT
                         SHARES ACQUIRED      VALUE             DECEMBER 31, 1994                 DECEMBER 31, 1994
        NAME               ON EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
Nolan D. Archibald           --                 --         1,840,000         480,000        $9,697,500       $ 3,798,750
Gary T. DiCamillo            --                 --            80,500          84,000           505,500           278,813
Raymond A. DeVita            --                 --            50,000          10,000           143,750             3,750
Dennis G. Heiner             --                 --           175,000          --               753,125           --
Roger H. Thomas              --                 --            90,100           9,000           629,788            11,250

14

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                           NUMBER OF          PERFORMANCE OR
                            SHARES,         OTHER PERIOD UNTIL       ESTIMATED FUTURE PAYOUTS UNDER
                         UNITS OR OTHER       MATURATION OR          NON-STOCK PRICE-BASED PLANS(B)
        NAME               RIGHTS(A)              PAYOUT           THRESHOLD      TARGET      MAXIMUM
Nolan D. Archibald           25,109               3 years          $298,169      $596,339     $894,508
Gary T. DiCamillo             9,130               3 years           108,419       216,838     325,256
Raymond A. DeVita             9,000               3 years           106,875       213,750     320,625
Dennis G. Heiner              8,609               3 years           102,232       204,464     306,696
Roger H. Thomas               7,135               3 years            84,728       169,456     254,184

    (A) Each of the referenced awards constitutes a grant of Performance Units, which represent units equivalent to shares of Common Stock, under the PEP in December 1994 for the three-year period commencing January 1, 1995. Cash amounts paid under the PEP during fiscal year 1994 for outstanding Performance Units in amounts equal to the dividends that would have been paid if the Performance Units were granted in the form of shares of Common Stock are included in the Other Annual Compensation column of the Summary Compensation Table.
     (B) In accordance with the performance goals established under the PEP for the three-year period ending December 31, 1997, the threshold, target, and maximum awards are equal to 50%, 100%, and 150%, respectively, of the Performance Units granted. The various levels of future payouts will be based upon the Corporation's achievement of established earnings per common share targets at the end of the three-year performance period. The future payouts under the PEP may be adjusted by the Organization Committee based on individual contributions made to the Corporation or other factors deemed appropriate by the Organization Committee. The amounts shown for each named executive officer are based on the closing price per share of Common Stock of $23.75 on December 30, 1994, the last trading day of fiscal year 1994. The value of any payouts ultimately received by each of the named executive officers will vary depending on the price per share of Common Stock on the date the payouts are made.
PENSION BENEFITS
     The following table shows the estimated annual retirement benefits payable under the Corporation's pension plans to participating employees, including the executive officers named in the Summary Compensation Table, in the remuneration and years of service classifications indicated. The Corporation maintains tax-qualified defined benefit plans, which cover most officers and salaried employees on a non-contributory basis. Certain tax code provisions limit the annual benefits that may be paid from tax-qualified retirement plans. As permitted by the Employee Retirement Income Security Act of 1974, as amended, the Corporation also maintains supplemental plans that authorize payment out of the general funds of the Corporation of benefits in excess of amounts permitted to be paid under the tax-qualified plans. The following table reflects benefits payable under both the tax-qualified plans and the applicable supplemental plans.
                               PENSION PLAN TABLE

                                            YEARS OF SERVICE
REMUNERATION         15             20             25             30             35
 $  300,000      $  150,000     $  150,000     $  150,000     $  150,000     $  150,000
    500,000         250,000        250,000        250,000        250,000        250,000
    700,000         350,000        350,000        350,000        350,000        350,000
    900,000         450,000        450,000        450,000        450,000        450,000
  1,100,000         550,000        550,000        550,000        550,000        550,000
  1,300,000         650,000        650,000        650,000        650,000        650,000
  1,500,000         750,000        750,000        750,000        750,000        750,000
  1,750,000         875,000        875,000        875,000        875,000        875,000
  2,000,000       1,000,000      1,000,000      1,000,000      1,000,000      1,000,000

     Compensation used under the tax-qualified defined benefit plans and the applicable supplemental plans in calculating the annual normal retirement benefit amounts reflected in the Pension Plan Table is the highest three-year average out of the executive's last five years of employment with the Corporation of base annual salary and bonuses (as reported in the Summary Compensation Table). The normal retirement age for pension plan purposes is age 65 and for supplemental plan purposes is age 60 with five years of service.
                                                                              15

     The respective years of service credited for pension plan purposes as of December 31, 1994, and the estimated years of service at age 60 for each of the persons (other than Roger H. Thomas who participates in a pension program maintained by the Corporation's principal United Kingdom subsidiary) named in the Summary Compensation Table are as follows:

                                    YEARS OF SERVICE         YEARS OF SERVICE
             NAME                 AT DECEMBER 31, 1994     AT NORMAL RETIREMENT
Nolan D. Archibald                         9.33                    17.80
Gary T. DiCamillo                          8.62                    24.56
Raymond A. DeVita                         36.56                    38.16
Dennis G. Heiner                           9.13                    17.76

     Mr. Thomas is covered by a pension program maintained by the Corporation's principal subsidiary in the United Kingdom. Annual retirement benefits under that program at normal retirement are equal to 66-2/3% of Mr. Thomas' final average annual compensation, reduced by benefits Mr. Thomas receives under the basic state pension in the United Kingdom.
     The Pension Plan Table reflects the annual benefit payable commencing at the participant's 60th birthday in the form of an annuity for the participant's life with a 50% contingent annuity payable in favor of his or her spouse. Under this pension benefit option, if a participant dies while receiving benefits, his or her surviving spouse receives 50% of the monthly benefits for the spouse's life.
     The benefits reflected in the Pension Plan Table are offset or reduced by 100% of the participant's Social Security benefits and any retirement, disability, severance, death, and similar benefits received from the Corporation or any other employer.
SEVERANCE BENEFITS AND OTHER AGREEMENTS
     Certain of the terms and conditions of employment of Nolan D. Archibald, the Corporation's chairman, president, and chief executive officer, are governed by a written employment contract. Mr. Archibald's contract currently provides for an annual salary of $825,000, severance payments to Mr. Archibald on substantially the same terms and conditions set forth below in respect of the severance benefits agreements, and the continuation of substantially all benefits and perquisites for a three-year period or until Mr. Archibald obtains substantially equivalent employment.
     In addition to the severance benefits agreements discussed below, the Corporation has a salary continuance policy covering certain officers of the Corporation, including Messrs. DiCamillo, DeVita, Heiner, and Thomas. In the event any of the covered officers is terminated other than for cause, his compensation and benefits will be continued for a period of up to one or two years or until another position of employment is obtained, whichever occurs first. The amount payable to the executive under the salary continuance policy will be offset by any base salary paid to the executive by another employer; provided, however, that the Corporation will continue to pay the difference between the executive's new base salary and the base salary at the time of termination, if higher, for the remainder of the period.
     In 1986, the Corporation entered into severance benefits agreements that provide for payments to be made to certain key management employees who are terminated following a change in control of the Corporation. These agreements have been amended and restated, and currently cover approximately 18 employees, including each of the named executive officers. The severance benefits agreements expire on December 31, 1995, unless a change in control shall have occurred prior to that date, in which case the agreements expire 36 months after the date of the change in control. The severance benefits agreements provide for the payment by the Corporation of specified benefits in the event the employment of the employee terminates under certain circumstances during a period of three years following any change in control of the Corporation. For purposes of these agreements, a change in control shall be deemed to take place whenever (i) a person, group of persons, or other entity becomes the beneficial owner, directly or
16
indirectly, of securities of the Corporation having 20% or more of the combined voting power of the Corporation's then-outstanding securities, (ii) certain significant changes in the composition of the Board of Directors occur, (iii) the Corporation enters into an agreement that would result in a change of control, or (iv) the stockholders of the Corporation approve certain extraordinary transactions.
     Circumstances triggering payment of severance benefits under these agreements include (i) involuntary termination of employment for reasons other than death, disability, retirement, or cause or (ii) voluntary termination by the employee in the event of certain significant changes in the nature of his or her employment, including certain reductions in compensation and changes in responsibilities and powers.
     Benefits under the severance benefits agreements generally include (i) a lump sum severance payment equal to three times the sum of (a) the employee's annual base salary and (b) the employee's Annual Incentive Plan Maximum Payment,
(ii) payment of deferred compensation, (iii) certain cash payments in lieu of shares of Common Stock issuable under the Corporation's stock option plans, (iv) vesting of benefits under the terms of supplemental pension plans based on specified age and service credit assumptions, (v) maintenance for a period of two additional years of all life, disability, accident, and health insurance benefits substantially similar to those benefits to which the employee was entitled immediately prior to termination, (vi) certain additional payments to cover any excise tax imposed by Section 4999 of the Internal Revenue Code, and
(vii) reimbursement of legal fees and expenses, if any, incurred as a result of such termination. For purposes of the foregoing, Annual Incentive Plan Maximum Payment shall mean 150% of the higher of the employee's 1990 target award under the Annual Incentive Plan or any greater target award provided for in any subsequent year.
     The Board of Directors believes that these severance benefits agreements will encourage the commitment and availability of its key management employees and ensure that they will be able to devote their full attention and energies to the Corporation's affairs in the face of potentially disruptive and distracting circumstances that may arise in the event of an attempted or actual change in control or an unsolicited takeover of the Corporation. In any such event, key management employees will be able to analyze and evaluate proposals objectively with a view to the best interests of the Corporation and its stockholders and to take such other action as the Board of Directors may deem to be appropriate. The severance benefits agreements, however, may have the incidental effect of discouraging takeovers and protecting the employees from removal, since the agreements increase the cost that would be incurred by an acquiring company seeking to replace current management.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In connection with the relocation of Mr. Thomas from the United Kingdom to Singapore, the Corporation paid a security deposit in the amount of $74,294 on behalf of Mr. Thomas to the lessor of his apartment. The deposit is intended to secure Mr. Thomas' lease obligations and is expected to be repaid to the Corporation at the expiration of Mr. Thomas' lease.
ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Recommendations regarding the compensation of the Corporation's executive officers are made by the Organization Committee and are approved by the Board of Directors. The Board of Directors did not reject or modify in any material way any of the recommendations of the Organization Committee during 1994.
     PHILOSOPHY AND OBJECTIVES. The Corporation seeks to attract and retain top quality executives by providing a competitive, performance-based executive compensation program. The fixed compensation element of the program is intended to be, in the aggregate with other compensation, competitive with the market. The incentive compensation element is designed to focus management on annual and long-term financial performance and on long-term stock price performance, with both annual and long-term objectives and both cash and stock-based rewards. The program reflects the Corporation's pay-for-performance philosophy and is intended to provide pay commensurate with performance.
                                                                              17

     Total payouts under the incentive compensation element of the program vary with the Corporation's annual and long-term performance against the objectives and targets established under each of the incentive compensation plans and with the Committee's and the Board of Directors' subjective evaluation of individual performance.
     The Committee's evaluation process and the ultimate level of annual incentive compensation for an individual executive officer is not based solely on a mechanical or mathematical formula. Instead, once it is determined that a participant is eligible for payment under the Annual Incentive Plan because the Corporation reached its threshold earnings per common share ("EPS") and the particular business unit reached its financial targets, the exact amount of the payment is determined by multiplying the target payment by a payout factor and an individual performance factor. Although the payout factor is determined by a mathematical formula calculated against preestablished objectives, the actual payment is determined following a subjective evaluation of the participant's performance and success in areas deemed to be significant to the Corporation as a whole or to the particular business unit. This evaluation may result in a payment in excess of the target amount (subject to the maximum amounts payable under the plan) or less than the target amount. In arriving at its decision, the Committee also considers both internal and external changes that occurred during the year and the extent to which the participant responded to those changes. This process, which is not constrained by fixed formulas, gives the Committee the flexibility necessary to respond to the continually changing multinational environment in which the Corporation operates.
     In 1993, the United States Internal Revenue Code was amended to limit deductions for certain compensation in excess of $1 million annually paid to executive officers of public companies such as the Corporation. The legislation imposing this change is unclear on a number of important issues, and the ultimate effect of the change on the Corporation and other public companies will depend to a significant extent on the implementing regulations. Proposed regulations have been issued and were amended in 1994, but these regulations are not final and also are subject to a number of interpretations. The legislation and the proposed regulations exclude from the $1 million limitation compensation payable under a written binding contract that was in effect on February 17, 1993. Based on its review of the legislation and the proposed regulations, the Corporation believes that a substantial portion of Mr. Archibald's compensation in 1994 (including Mr. Archibald's base salary and amounts awarded under the
PEP) will be exempted by this provision from the $1 million deduction limitation. The Committee intends to continue to evaluate the impact of this legislation. At this time, however, the Committee and the Board of Directors have not taken any action in respect of the Corporation's executive compensation program as a result of the change.
     PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION. The principal components of the executive compensation program are base salary, annual and long-term incentive compensation, and stock option incentives.
     The Corporation's objective is to pay its executive officers base salaries that are competitive in the marketplace as reported in surveys conducted by well-known compensation consultants. To this end, the Corporation's base salaries for executive officers generally range from the 25th percentile to the 75th percentile of the companies included in the consultants' surveys. Although from time to time there are exceptions to this range, an individual executive officer's compensation level generally is based on tenure, an evaluation of the executive officer's performance during the period in which he or she has been employed by the Corporation or its subsidiaries and other special circumstances such as the international nature of the Corporation's business, overseas assignment and, in certain cases, direct competition for the executive officer's services. The Committee and the Board of Directors generally consider increases in base salary at 14-month intervals for executive officers other than the chief executive officer and at 18-month intervals for the chief executive officer. The Committee and the Board of Directors from time to time also consider increases in base salary in connection with significant promotions or increases in the responsibilities of executive officers.
     Under the Corporation's Annual Incentive Plan, the Committee annually approves a bonus pool based upon a number of factors, including but not limited to EPS performance against established targets. Individual awards generally are based upon corporate financial performance (as measured by corporate EPS,
18
excluding unusual or nonrecurring charges and credits, where appropriate), business unit performance (as measured by operating income and working capital management against budget, each determined at the business unit level), and a subjective evaluation of individual performance. Target incentive awards are multiplied by a payout factor and an individual performance factor. For executive officers who are members of the corporate staff, the payout factor is entirely dependent upon actual EPS measured against target EPS. For executive officers with operating responsibility for individual units, 25% of the payout factor is determined by comparing actual EPS to target EPS and 75% is determined by comparing business unit operating income and working capital management to target business unit performance in these areas. The bonus pool for fiscal year 1994 was established based solely on the Corporation's EPS in 1994.
     The Corporation's 1994 EPS exceeded the EPS target established by the Committee at the beginning of the year for purposes of awards under the Annual Incentive Plan. Target incentive awards for 1994 ranged from 15% to 60% of base salary, with maximum awards of 22.5% to 90% of base salary depending on the extent to which the Corporation exceeded the EPS target for the year and the Committee's evaluation of each individual's performance and the performance of the business unit or units for which each executive officer was responsible. In 1994, 444 individuals participated in the Annual Incentive Plan.
     The Corporation's long-term incentive program comprises stock option plans and the Performance Equity Plan (the "PEP"). The PEP is a stock-unit based performance plan adopted in 1989 to replace the former cash-based long-term incentive compensation plan. Stock options and PEP units are granted annually to eligible participants, except that in the case of stock options approximately 50 executive officers and other key employees have received multi-year grants rather than annual grants. Stock options generally have a 10-year term, are granted at fair market value on the date of grant, and become exercisable over a four-year period (or, in the case of certain multi-year grants previously made to senior executive officers, a five-year period). The PEP units provide a potential award, payable in stock, based on the Corporation's three-year performance against an established EPS target. The EPS target under the PEP is established by the Committee at the beginning of each three-year period after consideration of the Corporation's long-term operating plan. The selection of target award levels for the PEP and the level of annual stock option grants is based on the Corporation's objective to provide long-term incentive compensation (including PEP awards and stock option grants) that generally falls within the 50th percentile to the 75th percentile of the companies included in the consultants' surveys referred to above in connection with the discussion of the Annual Incentive Plan. The number of stock options or PEP units granted to an executive officer for a given period generally is a function of the individual's base salary, in that the dollar value of the shares underlying the stock option or performance unit grant ranges from 25% to 70% of base salary. To maximize the incentive aspects of these programs and focus on those individuals who are in a position to have the greatest effect on the Corporation's performance, the percentages of base salary increase as the level of responsibility of the executive officer increases.
     The number of stock options or performance units is not tied to past corporate performance since the ultimate value of the stock option or performance unit depends on future corporate performance and the future market values of the Corporation's stock.
     Approximately 390 individuals received stock options in 1994 and 38 individuals participated in the three-year PEP performance period that ended on December 31, 1994.
     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Archibald's base salary during 1994, which was paid pursuant to the terms of a preexisting employment agreement and has not been increased since 1989, was $825,000, which fell within the Corporation's target range for base salaries referenced above. Mr. Archibald's annual incentive award of $740,000 for fiscal year 1994 was based on the Corporation's EPS of $1.37. Under the Annual Incentive Plan criteria established at the beginning of 1994, Mr. Archibald was eligible for a target award of 60% of his base salary with a maximum award of 90% of his base salary. In arriving at the award, the Committee considered the Corporation's EPS as well as its subjective evaluation of Mr. Archibald's performance during the year. The award exceeded the target award by an amount that reflected the amount by which EPS exceeded target EPS for fiscal year 1994 and was further
                                                                              19
increased by the Committee based on their evaluation of the Corporation's and Mr. Archibald's performance, including improvements in stockholder returns and the Corporation's improved financial performance in areas such as earnings, revenue growth, return on equity, cash flow, debt reduction and manufacturing cost reduction, progress in strengthening management talent and depth and new product development initiatives, and the improved performance of those businesses that had not met expectations in fiscal year 1993.
     Mr. Archibald did not receive or exercise any stock options during fiscal year 1994. PEP awards and stock options represent Mr. Archibald's primary long-term incentive opportunity. Coupled with the Corporation's stock ownership policy for executive officers, which is discussed above under the caption "Security Ownership of Management," these components of the Corporation's long-term incentive award program are intended to create a strong motivation to develop and implement strategies that lead to consistent and lasting increases in the Corporation's return to its stockholders.
     For the three-year performance period ended December 31, 1994, Mr. Archibald had been granted 32,083 PEP units. Because the Corporation achieved the established EPS minimum for this performance period, 19,450 shares were awarded to Mr. Archibald for the period. This number of shares represented an award of approximately 60% of the PEP units initially granted to Mr. Archibald for this performance period and was calculated by comparing the actual EPS to the minimum award EPS (which would have entitled Mr. Archibald to a 50% award) and the target award EPS (which would have entitled Mr. Archibald to a 100% award) established at the beginning of the performance period. For the three-year performance period beginning January 1, 1995, the Committee granted Mr. Archibald 25,109 PEP units which, if earned, would equal approximately 70% of his current salary based on the stock price on the date of grant.
     COMPENSATION OF OTHER EXECUTIVE OFFICERS. With the exception of an executive officer who received a salary increase in connection with her election as an executive officer in 1994, the named and other executive officers of the Corporation received salary increases ranging from 0% to 12.5% on an annualized basis during fiscal year 1994.
     The named and other executive officers of the Corporation (other than Mr. Archibald) received annual incentive awards ranging from $75,000 to $250,000. The incentive awards were determined in a manner consistent with the plans and philosophy described above.
     For the three-year performance period beginning January 1, 1995, the Committee granted PEP units to executive officers (other than Mr. Archibald) based on target percentages of base salary of approximately 40% to 60% in a manner consistent with the philosophy described above. For the three-year performance period ended December 31, 1994, the Committee awarded shares to those executive officers participating in the PEP at a level of approximately 60% of the PEP units initially granted for this performance period in a manner consistent with the philosophy described above.
     A number of named and other executive officers of the Corporation (other than Mr. Archibald) received stock option grants during 1994. The level of the stock option grants was determined based on the Corporation's long term incentive compensation philosophy described above. Generally the options have a 10-year term, are exercisable at the fair market value of the shares of Common Stock on the date of grant, and become exercisable ratably over a four-year period.
     COMMITTEE ACCESS TO COMPETITIVE DATA. The Committee reviews competitive data from recognized national surveys concerning executive compensation levels and practices as part of the process of establishing an appropriate level of overall executive compensation. These surveys include some of the companies that are included in the Peer Group used by the Corporation in the comparison of five-year cumulative total return set forth below as well as many other companies not in the Peer Group. The Committee has chosen not to limit the survey information to companies in the Peer Group because the search to attract new executives is not limited to companies within the same industry, and the competition the Corporation faces to retain existing executives comes from companies in many different industries. After
20
reviewing the available competitive data, the Committee evaluates the executive's performance and considers the particular needs of the Corporation to arrive at individual compensation decisions, which involve an overall appraisal of the executive.
     The Committee's and the Board of Directors' eligibility criteria for membership on the Committee provides that a director may not serve on the Committee if, among other things, the director is or was an employee of the Corporation, is receiving compensation from the Corporation in any capacity other than as a director or is an employee or principal of an advisor or consultant or of a significant customer or supplier.
                          Lawrence R. Pugh (Chairman)
                                 Anthony Luiso
                                 Mark H. Willes
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


Chart of Comparison of Five-Year Cumulative Total Return appears here. (Plot points appear below:

                    1990    1991    1992    1993    1994
Black & Decker        50      92    100      111     136
Peer Group            83      94    104      143     134
S&P 500               97     126    136      150     152)



     Assumes $100 invested at the close of business on December 31, 1989, in Black & Decker Common Stock, S&P 500 Index, and Peer Group.
     Cumulative total return assumes reinvestment of dividends.
     Peer Group consists of the companies in S&P Hardware and Tools, Value Line Home Appliances, Business Week 1000 Machine and Hand Tools, and Fortune 500 Industrial and Farm Equipment. Total return was weighted according to market capitalization of each company at the beginning of each year. The Corporation will provide a list of each of the companies in its Peer Group upon request. Requests should be directed to the Corporation at its principal office,
Attention: Corporate Secretary.
                                                                              21

APPROVAL OF THE BLACK & DECKER CORPORATION 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
     On December 8, 1994, the Board of Directors adopted, subject to the approval of the stockholders of the Corporation, the 1995 Stock Option Plan for Non-Employee Directors (the "Director Plan"). As discussed above under "Compensation of Directors," non-employee directors of the Corporation currently receive cash compensation in the form of an annual retainer and fees for attending committee and board meetings. The Corporation believes it is important that the interests of its directors be aligned with those of its shareholders and, consequently, adopted the Director Plan as a means of further strengthening that link.
     The following summary of the principal features of the Director Plan is qualified in its entirety by the complete text of the Director Plan, which is set forth in Appendix A to this Proxy Statement. Capitalized terms used in the following summary, but not defined herein, shall have the meanings contained in the Director Plan.
     PURPOSE. The purpose of the Director Plan is to provide for the receipt by non-employee directors of the Corporation of a portion of their compensation for serving on the Board of Directors in the form of stock options in order to attract and retain qualified individuals to serve as directors of the Corporation and to further align the interests of non-employee directors with those of the stockholders by increasing their proprietary interests in the Corporation.
     ADMINISTRATION. The Director Plan operates pursuant to procedures and guidelines set forth in the Director Plan itself. No discretion regarding administration of the Director Plan is vested in the Board of Directors or any other officer or director of the Corporation.
     PARTICIPATION. All directors of the Corporation who are not full-time employees of the Corporation or any of its subsidiaries automatically are entitled to participate in the Director Plan. The Corporation currently has eight directors who are not full-time employees.
     SHARES AVAILABLE UNDER THE DIRECTOR PLAN. The Director Plan authorizes the issuance from time to time of up to 150,000 shares of Common Stock. The number of shares issuable under the Director Plan will be adjusted to reflect events such as a reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Corporation. If any option granted under the Director Plan terminates without having been exercised, the number of shares of Common Stock as to which such option was not exercised will remain available for future grants under the Director Plan. The shares of Common Stock to be issued upon the exercise of options granted pursuant to the Director Plan shall be made available from the authorized and unissued shares of Common Stock.
     INITIAL AND RE-ELECTION AWARD GRANTS. Upon election to the Board of Directors, each director who is not a full-time employee will automatically receive an option to purchase 2,000 shares of Common Stock. Upon each re-election to the Board of Directors, he or she automatically will receive an option to purchase an additional 1,500 shares of Common Stock. The exercise price per share for each option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the option.
     LIMITED STOCK APPRECIATION RIGHTS. Each option granted under the Director Plan includes a limited stock appreciation right entitling the holder to receive, in connection with a Change in Control of the Corporation, a cash payment in cancellation of all options that are outstanding on the date of the Change in Control, provided such options have been held for a period of at least six months from the date of acquisition to the date of cash settlement. The cash payment shall be equal to the number of shares covered by the cancelled options multiplied by the excess over the exercise price of the options of the higher of the Fair Market Value of a share of Common Stock on the date of the Change in Control or the highest per share price paid for shares of Common Stock in connection with the Change in Control.
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
     VESTING AND OTHER REQUIREMENTS. Each option granted pursuant to the Director Plan will become exercisable 12 months after the date the option is granted. The latest date on which an option granted under the Director Plan may be exercised will be the 10th anniversary of the date of grant. If an option holder does not purchase the full number of shares of Common Stock that he or she at any time has become entitled to purchase, he or she may purchase all or any part of those shares of Common Stock at any subsequent time during the term of the option.
     AMENDMENTS AND DISCONTINUANCE. Unless sooner terminated by the Board of Directors, no option or limited stock appreciation right may be granted under the Director Plan after the close of business on April 30, 2005. The Board of Directors has the right, at any time and from time to time, to amend, modify, or discontinue the Director Plan provided that no such amendment, modification, or discontinuance shall (i) revoke or alter the terms of any option or limited stock appreciation right previously granted, (ii) increase the number of shares of Common Stock reserved for issuance and sale pursuant to the Plan, (iii) decrease the exercise price or increase the amount of cash that a holder of limited stock appreciation rights is entitled to receive upon exercise of a limited stock appreciation right, (iv) change the class of individuals eligible to participate in the Plan, or (v) provide for options or limited stock appreciation rights exercisable more than 10 years after the date of grant. Provisions of the Director Plan relating to the amount, price or timing of benefits or the grant or exercise of options or limited stock appreciation rights may not be amended more than once every six months unless such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii) under the Securities Exchange Act of 1934.
     SUMMARY OF TAX CONSEQUENCES OF THE DIRECTOR PLAN. The following discussion of the Federal tax consequences of the Director Plan is based on the tax code provisions in effect on the date of this Proxy Statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and the tax consequences may vary depending upon the personal circumstances of individual holders of stock options or limited stock appreciation rights.
     An option holder will not recognize income upon the grant of an option or a limited stock appreciation right under the Director Plan, or at any other time prior to the exercise of the option or limited stock appreciation right. Upon exercise of a stock option, the option holder will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price of the Common Stock. Upon exercise of a limited stock appreciation right, the limited stock appreciation right holder will recognize compensation taxable as ordinary income in an amount equal to the limited stock appreciation right payment received. The Corporation then will be entitled to a deduction in a like amount for compensation paid to the option holder or limited stock appreciation right holder. The ordinary income recognized upon exercise of an option or limited stock appreciation right will constitute "personal service income" for purposes of Federal income taxes. Participants will be advised to consult their personal tax advisors concerning the tax consequences of their participation in the Director Plan and their exercise of options or limited stock appreciation rights granted to them.
     A subsequent taxable disposition of shares of Common Stock acquired upon exercise of a stock option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the stock on the date the option was exercised and the amount realized on later disposition. The gain or loss will be long-term if the shares of Common Stock are held for more than one year.
     If the Director Plan is approved, each director nominee of the Corporation, other than Mr. Archibald, upon election at the 1995 Annual Meeting of Stockholders, will receive an option to acquire 2,000 shares of Common Stock. The directors as a group will receive the aggregate award set forth in the following table:
                                                                              23

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                              NEW PLAN BENEFITS(1)
                           1995 Stock Option Plan for
                             Non-Employee Directors

                                                                               HYPOTHETICAL STOCK OPTION AWARDS
                           NAME AND POSITION                                          NUMBER OF UNITS(2)
Non-Executive Director Group                                                                16,000

     (1) The table sets forth hypothetical stock option grants that would occur under the Director Plan during 1995 if the stockholders of the Corporation approve the Director Plan at the meeting.
     (2) Under the proposed Director Plan, each non-employee director initially would receive an option to purchase 2,000 shares of Common Stock. Each stock option granted under the Director Plan includes a limited stock appreciation right entitling the holder to a cash payment in cancellation of all of the holder's options in the event of a Change in Control of the Corporation as defined in the Director Plan.
     The affirmative vote of the holders of at least a majority of all votes cast in person or by proxy at the meeting is required for approval of the Director Plan. Abstentions and broker non-votes will be considered votes cast for purposes of determining whether the Director Plan receives a sufficient number of affirmative votes and will, therefore, have the same effect as votes against the approval of the Director Plan.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE BLACK & DECKER CORPORATION 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
     It is the practice of the Board of Directors of the Corporation to designate the accounting firm that will serve as independent public accountants for the Corporation. The Audit Committee has recommended that Ernst & Young LLP, who served during the past fiscal year, be selected to audit the Corporation's books for fiscal year 1995, and the Board of Directors of the Corporation has approved the selection of Ernst & Young LLP. Unless a contrary vote is indicated, the Proxies solicited hereby will be voted for the ratification of the selection of Ernst & Young LLP as independent public accountants for fiscal year 1995. If the selection of Ernst & Young LLP is not ratified at the meeting, the Board of Directors will consider the selection of other independent public accountants for fiscal year 1996.
     The Audit Committee reviews and approves the audit and non-audit services to be provided by the Corporation's independent public accountants during the year, considers the effect that performing those services might have on audit independence, and approves management's engagement of the Corporation's independent public accountants to perform those services. At its February 1995 meeting, the Audit Committee reviewed the fiscal 1994 non-audit services described above and concluded that they have not impaired the independence of Ernst & Young LLP.
     A representative of Ernst & Young LLP is expected to be present at the 1995 Annual Meeting of Stockholders, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CORPORATION FOR FISCAL YEAR 1995.
STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS
     Proper subjects for and the form of stockholder proposals are regulated by Rule 14a-8, promulgated pursuant to Section 14(a) of the Securities Exchange Act of 1934. Each stockholder proposal submitted to the Corporation must be received in a timely fashion and should indicate the full and correct registered name and address of the stockholder making the proposal and the number of shares of Common Stock owned by the proponent. If beneficial ownership is claimed, documentary proof of ownership should be submitted with the proposal. In addition, a proponent must notify the Corporation in writing of his or her intention to appear personally or by proxy at the meeting to present the proposal for action.
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
     Stockholder proposals to be considered for inclusion in the proxy statement for the 1996 Annual Meeting of Stockholders must be received by the Corporation on or before November 10, 1995. It is expected that the 1996 Annual Meeting of Stockholders will be held on April 23, 1996.
OTHER MATTERS
     Management does not know of any other matters that will come before the meeting. If any other matters should come properly before the meeting or if any of the persons named above as nominees for election as directors should decline or be unable to serve as a director, the holders of the proxies are authorized to vote the shares as they deem advisable. It is intended that the holders of the proxies will act according to their best judgment.
     The Corporation's By-Laws provide that, to be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the meeting by a stockholder, the stockholder must have given written notice thereof delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received not later than the close of business on the 15th day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made, whichever first occurred. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of Common Stock of the Corporation that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.
     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in the preceding paragraph; provided, however, that nothing in that paragraph shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Corporation's By-Laws, and if the Chairman should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
By Order of the Board of Directors
(Signature of Barbara B. Lucas appears here)
Barbara B. Lucas
Vice President -- Public Affairs and
  Corporate Secretary
March 9, 1995
Towson, Maryland
                                                                              25

                                                                      APPENDIX A
                         THE BLACK & DECKER CORPORATION
               1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
     Attracting and retaining qualified individuals to serve as non-employee directors is vital to the continued success of The Black & Decker Corporation. To that end and to bind the interests of those individuals to the interests of the Corporation and its stockholders, this stock option plan offers them an attractive opportunity to acquire a proprietary interest in the Corporation.
                                  ARTICLE 1:00
                                  DEFINITIONS

1:01    The term "Board of Directors" shall mean the Board of Directors of the Corporation.
1:02    The term "Change in Control" shall have the meaning provided in Section 7:02 of the Plan.
1:03    The term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.
1:04    The term "Common Stock" shall mean the shares of common stock, par value $.50 per share, of the
        Corporation.
1:05    The term "Corporation" shall mean The Black & Decker Corporation.
1:06    The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
1:07    The term "Fair Market Value of a share of Common Stock" shall mean the average of the high and low sale price per share of Common Stock as finally reported in the New York Stock Exchange Composite Transactions
        for the New York Stock Exchange, or if shares of Common Stock are not sold on such date, the average of the high and low sale price per share of Common Stock as finally reported in the New York Stock Exchange
        Composite Transactions for the New York Stock Exchange for the most recent prior date on which shares of
        Common Stock were sold.
1:08    The term "Limited Stock Appreciation Right" shall mean a limited tandem stock appreciation right that entitles the holder to receive cash upon a Change in Control pursuant to Article 7:00 of the Plan.
1:09    The term "Option" or "Stock Option" shall mean a right granted pursuant to the Plan to purchase shares of
        Common Stock.
1:10    The term "Option Agreement" shall mean the written agreement representing Options granted pursuant to the
        Plan as contemplated by Article 5:00 of the Plan.
1:11    The term "Plan" shall mean The Black & Decker Corporation 1995 Stock Option Plan for Non-Employee
        Directors as approved by the Board of Directors on December 8, 1994, and adopted by the stockholders of the Corporation at the 1995 Annual Meeting of Stockholders, as the same may be amended from time to time.

                                  ARTICLE 2:00
                           EFFECTIVE DATE OF THE PLAN

2:01    The Plan shall become effective upon stockholder approval, provided that such approval is received on or before May 31, 1995.

                                  ARTICLE 3:00
                           PARTICIPATION IN THE PLAN

3:01    Participation in the Plan shall be limited to individuals who are directors of the Corporation but not full-time employees of the Corporation on the date of grant of an Option.

                                      A-1

3:02    No member of the Board of Directors who is a full-time employee shall be eligible to participate in the
        Plan. No director who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Corporation shall be eligible to participate in the Plan.
3:03    Upon initial election to the Board of Directors, a director who on the date of election is not a full-
        time employee of the Corporation shall automatically receive an Option to purchase 2,000 shares of Common
        Stock. Upon each reelection, a director who on the date of reelection is not a full-time employee of the
        Corporation shall automatically receive an Option to purchase 1,500 shares of Common Stock. For the purpose of this Section, election or reelection at the 1995 Annual Meeting of Stockholders shall be deemed an "initial election."

                                  ARTICLE 4:00
                           STOCK SUBJECT TO THE PLAN

4:01    There shall be reserved for the granting of Options pursuant to the Plan and for issuance and sale pursuant to such Options 150,000 shares of Common Stock. To determine the number of shares of Common
        Stock available at any time for the granting of Options, there shall be deducted from the total number of reserved shares of Common Stock the number of shares of Common Stock in respect of which Options have been granted pursuant to the Plan that are still outstanding or have been exercised. The shares of Common
        Stock to be issued upon the exercise of Options granted pursuant to the Plan shall be made available from the authorized and unissued shares of Common Stock. If for any reason shares of Common Stock as to which an Option has been granted cease to be subject to purchase thereunder, then such shares of Common Stock again shall be available for issuance pursuant to the Plan. Except as provided in Section 4:03, however, the aggregate number of shares of Common Stock that may be issued upon the exercise of Options pursuant to the Plan shall not exceed 150,000 shares.
4:02    Proceeds from the purchase of shares of Common Stock upon the exercise of Options granted pursuant to the
        Plan shall be used for the general business purposes of the Corporation.
4:03    Subject to the provisions of Section 7:02, in the event of reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Corporation, the number and kind of shares reserved for the granting of Options and the number, kind and price of shares covered by Options granted pursuant to the Plan but not then exercised shall be adjusted appropriately by resolution of the
        Board.

                                  ARTICLE 5:00
                        TERMS AND CONDITIONS OF OPTIONS

5:01    Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement in such form as the
        Board of Directors from time to time may determine.
5:02    The exercise price per share for Options shall be equal to the Fair Market Value of a share of Common
        Stock on the date of grant of the Options.
5:03    Subject to the other limitations set forth in the Plan, the term of the Option shall be 10 years from the date on which it is granted.
5:04    Each Option shall become exercisable 12 months after the date the Option was granted. If an Option holder does not purchase the full number of shares of Common Stock that he or she at any time has become entitled to purchase, he or she may purchase all or any part of those shares of Common Stock at any subsequent time during the term of the Option.
5:05    Options shall be nontransferable and nonassignable, except that Options may be transferred by testamentary instrument or by the laws of descent and distribution and may be transferred pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title
        I of the Employee Retirement Income Security Act.

                                      A-2

5:06    If an Option holder ceases to be a director of the Corporation, his or her Option and all rights thereunder shall terminate effective at the close of business on the date the Option holder ceases to be a director of the Corporation, except (i) to the extent previously exercised, (ii) as provided in
        Sections 5:07 and 5:08 and (iii) for a period of 30 days after he or she ceases to be a director of the
        Corporation, the Option holder shall be entitled to exercise any Option that was exercisable at the close of business on the date the Option holder ceased to be a director of the Corporation.
5:07    If an Option holder dies during the term of his or her Option without having fully exercised the Option, the executor or administrator of his or her estate or the person who inherits the right to exercise the
        Option by bequest or inheritance shall have the right within three years of the Option holder's death to purchase the number of shares of Common Stock that the deceased Option holder was entitled to purchase at the date of his or her death, after which the Option shall lapse, provided that in no event may any
        Option be exercised after the expiration of the term of the Option.
5:08    If an Option holder ceases to be a director of the Corporation without having fully exercised his or her
        Option and (i) the Option holder is 65 years of age or older, or (ii) the Option holder has been a director of the Corporation or any of its subsidiaries for at least 5 years, then the Option holder shall have the right within three years of the Option holder's termination as a director to purchase the number of shares of Common Stock that the Option holder was entitled to purchase at the date of termination, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.
5:09    The granting of an Option pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation to continue the Option holder as a director for any specified period.

                                  ARTICLE 6:00
                         METHODS OF EXERCISE OF OPTIONS

6:01    An Option holder (or other person or persons, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option shall (i) notify the Corporation in writing at its principal office at 701 East
        Joppa Road, Towson, Maryland 21286, to that effect, specifying the number of shares of Common Stock to be purchased and the method of payment therefor, and (ii) make payment or provision for payment for the shares of Common Stock so purchased in accordance with this Article 6:00. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option holder should mail the original executed copy of the written notice to the Corporation promptly thereafter.
6:02    Payment or provision for payment shall be made as follows:
        (a) The Option holder shall deliver to the Corporation at the address set forth in Section 6:01 United
            States currency in an amount equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or
        (b) The Option holder shall tender to the Corporation shares of Common Stock already owned by the Option holder that, together with any cash tendered therewith, have an aggregate fair market value
            (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in Section 6:01 is received by the Corporation) equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or
        (c) The Option holder shall deliver to the Corporation an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the shares of Common Stock as to which such exercise relates and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Option holder or to deliver the remaining shares of Common Stock to the Option holder.

                                      A-3

        Notwithstanding the foregoing provisions, the Board of Directors may limit the methods in which an Option may be exercised by any person and, in processing any purported exercise of an Option granted pursuant to the Plan, may refuse to recognize the method of exercise selected by the Option holder (other than the method of exercise set forth in Section 6:02(a)) if, in the opinion of counsel to the Corporation, (i)
        the Option holder is or within the six months preceding such exercise was subject to reporting under
        Section 16(a) of the Exchange Act and (ii) there is a substantial likelihood that the method of exercise selected by the Option holder would subject the Option holder to a substantial risk of liability under
        Section 16 of the Exchange Act.
6:03    In addition to the alternative methods of exercise set forth in Section 6:02, the Option holder shall be entitled, at or prior to the time the written notice provided for in Section 6:01 is delivered to the
        Corporation, to elect to have the Corporation withhold from the shares of Common Stock to be delivered upon exercise of the Option that number of shares of Common Stock (determined based on the Fair Market
        Value of a share of Common Stock on the date the notice set forth in Section 6:01 is received by the
        Corporation) necessary to satisfy any withholding taxes attributable to the exercise of the Option.
        Alternatively the holder may elect to deliver previously owned shares of Common Stock upon exercise of the Stock Option to satisfy any withholding taxes attributable to the exercise of the Stock Option. The maximum amount that an Option holder may elect to have withheld from the shares of Common Stock otherwise deliverable upon exercise or the maximum number of previously owned shares an Option holder may deliver shall be equal to his or her federal and state withholding. Notwithstanding the foregoing provisions, the
        Board of Directors may include in the Option Agreement relating to any such Option provisions limiting or eliminating the Option holder's ability to pay his or her withholding tax obligation with shares of
        Common Stock or, if no such provisions are included in the Option Agreement but in the opinion of the
        Board of Directors such withholding would have an adverse tax or accounting effect to the Corporation, at or prior to exercise of the Option, the Board of Directors may so limit or eliminate the Option holder's ability to pay withholding tax obligations with shares of Common Stock. Notwithstanding the foregoing provisions, a holder of an Option may not elect any of the methods of satisfying his or her withholding tax obligation in respect of any exercise if, in the opinion of counsel to the Corporation, (i) the holder of the Stock Option is or within the six months preceding such exercise was subject to reporting under Section 16(a) of the Exchange Act and (ii) there is a substantial likelihood that the election or timing of the election would subject the holder to a substantial risk of liability under Section 16 of the Exchange Act.
6:04    An Option holder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.
6:05    An Option holder shall have none of the rights of a stockholder of the Corporation until the shares of
        Common Stock covered by the Option are issued upon exercise of the Option.


                                  ARTICLE 7:00
                       LIMITED STOCK APPRECIATION RIGHTS
7:01    Option holders shall have Limited Stock Appreciation Rights entitling Option holders to receive, in connection with a Change in Control (as defined in Section 7:02), a cash payment in cancellation of all of their Options that are outstanding on the date the Change in Control occurs (whether or not such
        Options are then presently exercisable if they have been held for a period of at least six months from the date of acquisition to the date of cash settlement), which payment shall be equal to the number of shares covered by the cancelled Options multiplied by the excess over the exercise price of the Options of the higher of (i) the Fair Market Value of a share of Common Stock on the date of the Change in
        Control or (ii) the highest per share price paid for the shares of Common Stock in connection with the
        Change in Control (with the value of any noncash consideration paid in connection with the Change in
        Control to be determined by the Board of Directors in its sole and absolute discretion). For purposes of
        this Section 7:01 as well as the other provisions of this Plan, once an Option or portion of an Option
        has terminated, lapsed or expired,

                                      A-4

        or has been abandoned, in
        accordance with the provisions of the Plan,
        the Option (or the portion of the Option) that has terminated, lapsed or expired, or has been abandoned,
        shall cease to be outstanding. Limited Stock Appreciation Rights shall not be exercisable at the
        discretion of the holder but shall automatically be exercised upon a Change in Control.
7:02    For purposes of Section 7:01, a "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is in fact required to comply therewith, provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the
        "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (A) or (C) of this Section 7:02) whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation, other than a merger, share exchange or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the
        Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

                                  ARTICLE 8:00
                   AMENDMENTS AND DISCONTINUANCE OF THE PLAN

8:01    The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in Section 4:03, no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any valid Option or Limited Stock
        Appreciation Right previously granted pursuant to the Plan, (ii) increase the number of shares of Common
        Stock to be reserved for issuance and sale pursuant to Options or Stock Appreciation Rights granted pursuant to the Plan, (iii) decrease the price determined pursuant to the provisions of Section 5:02 or increase the amount of cash that a holder of a Limited Stock Appreciation Right is entitled to receive upon exercise of a Limited Stock Appreciation Right, (iv) change the class of individuals to whom Options or Limited Stock Appreciation Rights may be granted pursuant to the Plan, or (v) provide for Options or
        Limited Stock Appreciation Rights exercisable more than 10 years after the date granted. Notwithstanding the foregoing, the provisions of the Plan that determine the amount, price or timing of benefits or the grant or exercise of Options as Limited Stock Appreciation Rights shall not be amended more than once every six months, unless the amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii)
        promulgated under the Exchange Act (or any successor provision thereto).

                                      A-5

                                  ARTICLE 9:00
               PLAN SUBJECT TO GOVERNMENTAL LAWS AND REGULATIONS

9:01    The Plan and the grant and exercise of Options and Limited Stock Appreciation Rights pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

                                 ARTICLE 10:00
                              DURATION OF THE PLAN

10:01   No Option or Limited Stock Appreciation Right shall be granted pursuant to the Plan after the close of business on April 30, 2005.

                                      A-6

**************************************************************************

                                    APPENDIX
                                         (Logo of Black & Decker appears here)
NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT
ANNUAL MEETING
OF STOCKHOLDERS
APRIL 25, 1995
THE BLACK & DECKER
CORPORATION
701 East Joppa Road
Towson, Maryland 21286

                                HAVE YOU MOVED?
THE BLACK & DECKER
  CORPORATION
MAIL STOP TW-266
701 EAST JOPPA ROAD
TOWSON, MARYLAND 21286
Please change my address on the books of The Black & Decker Corporation.
Name of Owner:
(PRINT NAME EXACTLY AS IT APPEARS ON STOCK CERTIFICATE)
From (Old Address):
(PLEASE PRINT)
To (New Address):
   Street Address            City or Town            State            Zip Code
Date:                      Signature:
Owner should sign name exactly as it appears on Stock Certificate.
If this form is signed by a representative, evidence of authority should be supplied.
             THIS FORM MAY BE ENCLOSED IN ENVELOPE WITH PROXY CARD

P
R
O
X
Y

                    THE BLACK & DECKER CORPORATION
              701 EAST JOPPA ROAD, TOWSON, MARYLAND 21286

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nolan D. Archibald, Alonzo G. Decker, Jr., and Lawrence R. Pugh, and each of them, Proxies of the undersigned, with power of substitution, to vote all shares of capital stock of the Corporation that the undersigned could vote if present at the 1995
Annual Meeting of Stockholders to be held April 25, 1995, and at any adjournment or adjournments thereof. The undersigned further gives the Proxies authority to vote according to their best judgment in respect of any other matters properly coming before the meeting.

Election of Directors. Nominees:

N.D. Archibald, B.L. Bowles, M. Candlish, A.G. Decker, Jr., A. Luiso, J.D. Muncaster, L.R. Pugh, M.H. Willes, and M.C. Woodward, Jr.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK
ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE
BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK,                SEE REVERSE
SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING                       SIDE
THE ENCLOSED ENVELOPE.

                     (Up Arrow) Detach Here (Up Arrow)
                          ABOVE IS YOUR PROXY CARD

X  Please cast your
   vote as in this
   example.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD OF DIRECTORS' NOMINEES, FOR THE 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, AND FOR PROPOSAL 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES, FOR THE 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, AND FOR PROPOSAL 3.


                     FOR  WITHHELD                       FOR  AGAINST  ABSTAIN                           FOR  AGAINST  ABSTAIN
1. Election of       []     []       2. Approval of      []      []       []      3. Ratification of     []     []       []
   Directors                            1995 Stock                                   Ernst & Young
   (see reverse)                        Option Plan for                              LLP as
                                        Non-Employee                                 Independent
Vote FOR all nominees, except:          Directors                                    Accountants

                    Please sign name(s) exactly as printed hereon. If signing as attorney, administrator, executor, guardian, or trustee, please give full title as such.

                     SIGNATURE(S)                                          DATE

                            (Up Arrow) Detach Here (Up Arrow)

TO BLACK & DECKER STOCKHOLDERS:

Attached above is your 1995 Black & Decker proxy card. Please read both sides of the card, and mark, SIGN and date it. Then detach and return it promptly, using the enclosed envelope. We urge you to vote your shares.

You are entitled to attend the 1995 Annual Meeting of Stockholders on Tuesday April 25, 1995, at 11:00 a.m. at the Sheraton Baltimore North Hotel, 901 Dulaney Valley Rd., Towson, Maryland 21286.

Thank you in advance for voting on these important issues.

(Signature of Barbara B. Lucas)
Barbara B. Lucas
Secretary

                 DON'T FORGET TO SIGN AND DATE THIS PROXY.